Exhibit 99.1
The First Bancorp Reports Net Income of $6.3 Million
DAMARISCOTTA, ME, October 23, 2019 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months ended September 30, 2019. Net income was $6.3 million, up $355,000 or 6.0% from the three months ended September 30, 2018. Earnings per common share on a fully diluted basis over the same period were up $0.03 to $0.58 per share, an increase of 5.5% from the prior year. The Company also announced operating results for the nine months ended September 30, 2019. Net income was $18.8 million, up $1.7 million or 9.7% from the first nine months of 2018, with earnings per share on a fully diluted basis of $1.73, up $0.15 or 9.5% from the same period in 2018.

"The First Bancorp posted another quarter of strong earnings with net income of $6.3 million for the three months ended September 30, 2019" commented Tony C. McKim, the Company’s President and Chief Executive Officer. “The primary driver of our earnings continues to be net interest income, which was up $705,000 or 5.4% on a tax equivalent basis from the third quarter of 2018. We also had strong non-interest income growth in the third quarter, up $498,000 or 16.4% from a year ago. Mortgage banking revenue led this increase, up $226,000 or 64.6% from the third quarter of 2018. Operating expenses continue to be controlled as demonstrated by our efficiency ratio of 52.08% for the period, while the Company's asset quality metrics remain solid. I am proud of The First Bancorp's outstanding team of banking professionals who are committed to the communities they serve, and who continue to produce strong operating results for the Company."

THIRD QUARTER 2019 FINANCIAL HIGHLIGHTS

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Net Income for the third quarter of 2019 increased 6.0% over the third quarter of 2018 to $6.3 million, and was in line with the $6.1 million and $6.4 million posted in the first and second quarters of 2019.

•	Low-cost deposits as of September 30, 2019 were $812.8 million, up $46.8 million, or 6.1% from a year ago.

•	Total earning assets as of September 30, 2019 were $1.94 billion, up $46 million, or 2.4% from September 30, 2018.

•
Efficiency Ratio (non-GAAP) was 52.08% in the third quarter, up from 50.82% in the third quarter of 2018 (the GAAP Efficiency Ratio was 53.94% in the third quarter of 2019, up from 52.77% in the third quarter of 2018).

•	The non-performing assets to total assets ratio at September 30, 2019 was 0.84%, up slightly from 0.83% at June 30, 2019, and up modestly from 0.74% at September 30, 2018.

FINANCIAL CONDITION
Total assets at September 30, 2019 were $2.03 billion, up $34.5 million from the quarter ended June 30, 2019 and up $51.4 million from a year ago. Balances in the investment portfolio were up marginally during the third quarter of 2019 while outstanding loan balances increased $14.3 million. Loan growth was centered in commercial loans and residential real estate loans, up $9.0 million and $5.0 million, respectively, for the period. Year-over-year the investment portfolio is up $63.4 million and outstanding loans are up $19.9 million.

Total deposits at September 30, 2019 were $1.62 billion, up $30.3 million from the quarter ended June 30, 2019, and up $108.4 million, or 7.2%, from September 30, 2018. The company's typical seasonal deposit growth pattern is evident in the balances of low-cost deposits which were up $65.1 million in the third quarter, allowing for the redemption of higher priced brokered certificates of deposit during the period. Year-over-year, low-cost deposits have increased $46.8 million, or 6.1%, a portion of which was attributable to a re-classification of borrowed funds to deposits undertaken in the fourth quarter of 2018. Year-to-date in 2019, low cost deposits have increased $29.2 million, or 3.7%.

The Company’s capital position remained strong as of September 30, 2019, with an estimated total risk-based capital ratio of 15.20%, and an estimated leverage capital ratio of 8.82%, both well in excess of regulatory requirements.

ASSET QUALITY
Asset quality remained stable and solid. Annualized net charge-offs as a percentage of loans were 0.04% as of September 30, 2019, down from 0.08% percent of loans in calendar year 2018, and 0.12% in calendar year 2017. Past due loans were 0.78% of total loans as of September 30, 2019, down from 0.98% of total loans at June 30, 2019, and down from 0.83% a year ago. Non-performing assets as a percentage of total assets were 0.84% as of September 30, 2019, up slightly from 0.83% as of June 30, 2019 and up from 0.74% a year ago. A total of $250,000 was provisioned for loan losses in the third quarter of 2019, down from the $333,000 provisioned in the third quarter of 2018. The allowance for loan losses stood at 0.93% of total loans as of September 30, 2019, in range with the 0.92% and the 0.94% of total loans at June 30, 2019 and September 30, 2018, respectively.

OPERATING RESULTS
Net Income for the three months ended September 30, 2019 was $6.3 million, up $355,000 or 6.0% from the three months ended September 30, 2018. On a fully diluted earnings per share basis, earnings in the third quarter of 2019 were $0.58, up $0.03 or 5.5% from the same period a year ago. Contributing factors to the Company’s third quarter 2019 results included:

•	Non-interest income up $498,000 or 16.4% in the third quarter of 2019 as compared to a year ago; year-over-year income growth was led by the mortgage banking and wealth management lines of business.

•	Earning assets were up $46.0 million from a year ago which resulted in an increase of $705,000, or 5.4%, in tax-equivalent net interest income from the third quarter of 2018.

•	Annualized tax-equivalent net interest margin for the quarter was 2.88%, level with the margin reported in the second quarter of 2019, and up from 2.83% in the third quarter of 2018.

•
Non-interest expense for the period was up $824,000 or 10.0% from the third quarter of 2018. Year-to-year increases in employee expenses, occupancy, and other operating expenses were partially offset by savings in FDIC Insurance premium expense. Other operating expenses in the third quarter of 2019 include a non-recurring write-off of brokered certificate of deposit premium which totaled $229,000.

The Company's Return on Average Assets was 1.24% and Return on Average Tangible Common Equity was 14.01% for the three months ended September 30, 2019, up from 1.21% and down from 15.05%, respectively, from the three months ended September 30, 2018. On a year-to-date basis, Return on Average Assets was 1.26%, up from 1.21% for the nine months ended September 30, 2018, while Return on Average Tangible Common Equity was 14.67%, down marginally from 14.90% a year ago.

DIVIDEND
On September 26, 2019 the Company's Board of Directors declared a third quarter dividend of 30 cents per share. This dividend represents a payout to shareholders of 51.72% of net income for the period, and was paid on October 22, 2019 to shareholders of record as of October 7, 2019.

ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $2.03 billion in assets. The Bank provides a complete array of commercial and retail banking services through sixteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	September 30, 2019	December 31, 2018	September 30, 2018
Assets
Cash and due from banks	$21,418	$19,134	$21,649
Interest-bearing deposits in other banks	16,714	12,079	51,045
Securities available for sale	326,798	317,416	302,187
Securities to be held to maturity	298,786	255,663	257,395
Restricted equity securities, at cost	8,982	11,586	11,586
Loans held for sale	852	—	1,134
Loans	1,263,459	1,238,283	1,243,558
Less allowance for loan losses	11,765	11,232	11,682
Net loans	1,251,694	1,227,051	1,231,876
Accrued interest receivable	7,636	6,660	7,095
Premises and equipment	21,232	22,056	21,451
Other real estate owned	279	584	584
Goodwill	29,805	29,805	29,805
Other assets	49,031	42,536	46,047
Total assets	$2,033,227	$1,944,570	$1,981,854
Liabilities
Demand deposits	$171,623	$163,575	$170,728
NOW deposits	400,514	382,923	357,834
Money market deposits	148,689	152,043	129,516
Savings deposits	240,691	237,135	237,424
Certificates of deposit	319,292	372,464	389,317
Certificates $100,000 to $250,000	278,050	162,185	168,402
Certificates $250,000 and over	64,431	56,760	61,690
Total deposits	1,623,290	1,527,085	1,514,911
Borrowed funds	181,417	210,317	265,274
Other liabilities	20,031	15,626	17,008
Total Liabilities	1,824,738	1,753,028	1,797,193
Shareholders' equity
Common stock	109	109	109
Additional paid-in capital	63,602	62,746	62,497
Retained earnings	141,509	132,460	129,247
Net unrealized gain (loss) on securities available-for-sale	3,686	(5,051)	(9,133)
Net unrealized loss on securities transferred from available for sale to held to maturity	(189)	(197)	(194)
Net unrealized gain (loss) on cash flow hedging derivative instruments	(265)	1,438	2,282
Net unrealized gain (loss) on postretirement benefit costs	37	37	(147)
Total shareholders' equity	208,489	191,542	184,661
Total liabilities & shareholders' equity	$2,033,227	$1,944,570	$1,981,854
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,896,331	10,862,651	10,857,116
Book value per common share	$19.13	$17.63	$17.01
Tangible book value per common share	$16.39	$14.87	$14.25

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended September 30,		For the quarter ended September 30,
In thousands of dollars, except per share data	2019	2018	2019	2018
Interest income
Interest and fees on loans	$44,450	$39,164	$14,993	$13,735
Interest on deposits with other banks	145	132	48	115
Interest and dividends on investments	14,399	12,446	4,863	4,236
Total interest income	58,994	51,742	19,904	18,086
Interest expense
Interest on deposits	17,739	11,131	5,983	4,274
Interest on borrowed funds	2,180	3,397	695	1,276
Total interest expense	19,919	14,528	6,678	5,550
Net interest income	39,075	37,214	13,226	12,536
Provision for loan losses	875	1,333	250	333
Net interest income after provision for loan losses	38,200	35,881	12,976	12,203
Non-interest income
Investment management and fiduciary income	2,459	2,285	822	743
Service charges on deposit accounts	1,747	1,624	577	527
Net securities gains	15	137	15	1
Mortgage origination and servicing income	1,227	1,042	576	350
Other operating income	4,833	4,259	1,542	1,413
Total non-interest income	10,281	9,347	3,532	3,034
Non-interest expense
Salaries and employee benefits	13,698	13,230	4,865	4,460
Occupancy expense	1,931	1,871	644	574
Furniture and equipment expense	2,969	2,816	969	972
FDIC insurance premiums	439	950	—	337
Amortization of identified intangibles	32	32	10	10
Other operating expense	7,099	6,072	2,552	1,863
Total non-interest expense	26,168	24,971	9,040	8,216
Income before income taxes	22,313	20,257	7,468	7,021
Applicable income taxes	3,474	3,084	1,180	1,088
Net Income	$18,839	$17,173	$6,288	$5,933
Basic earnings per share	$1.74	$1.59	$0.58	$0.55
Diluted earnings per share	$1.73	$1.58	$0.58	$0.55

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the nine months ended September 30,		As of and for the quarter ended September 30,
Dollars in thousands, except for per share amounts	2019	2018	2019	2018

Summary of Operations
Interest Income	$58,994	$51,742	$19,904	$18,086
Interest Expense	19,919	14,528	6,678	5,550
Net Interest Income	39,075	37,214	13,226	12,536
Provision for Loan Losses	875	1,333	250	333
Non-Interest Income	10,281	9,347	3,532	3,034
Non-Interest Expense	26,168	24,971	9,040	8,216
Net Income	18,839	17,173	6,288	5,933
Per Common Share Data
Basic Earnings per Share	$1.74	$1.59	$0.58	$0.55
Diluted Earnings per Share	1.73	1.58	0.58	0.55
Cash Dividends Declared	0.89	0.82	0.30	0.29
Book Value per Common Share	19.13	17.01	19.13	17.01
Tangible Book Value per Common Share	16.39	14.25	16.39	14.25
Market Value	27.49	28.97	27.49	28.97
Financial Ratios
Return on Average Equity (a)	12.49%	12.47%	11.99%	12.63%
Return on Average Tangible Common Equity (a)	14.67%	14.90%	14.01%	15.05%
Return on Average Assets (a)	1.26%	1.21%	1.24%	1.21%
Average Equity to Average Assets	10.11%	9.72%	10.33%	9.59%
Average Tangible Equity to Average Assets	8.61%	8.14%	8.84%	8.05%
Net Interest Margin Tax-Equivalent (a)	2.90%	2.90%	2.88%	2.83%
Dividend Payout Ratio	51.15%	51.57%	51.72%	52.73%
Allowance for Loan Losses/Total Loans	0.93%	0.94%	0.93%	0.94%
Non-Performing Loans to Total Loans	1.33%	1.14%	1.33%	1.14%
Non-Performing Assets to Total Assets	0.84%	0.74%	0.84%	0.74%
Efficiency Ratio	51.12%	51.86%	52.08%	50.82%
At Period End
Total Assets	$2,033,227	$1,981,854	$2,033,227	$1,981,854
Total Loans	1,263,459	1,243,558	1,263,459	1,243,558
Total Investment Securities	634,566	571,168	634,566	571,168
Total Deposits	1,623,290	1,514,911	1,623,290	1,514,911
Total Shareholders' Equity	208,489	184,661	208,489	184,661
(a) Annualized using a 365-day basis for both 2019 and 2018

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2019 and 2018.

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net interest income as presented	$39,075	$37,214	$13,226	$12,536
Effect of tax-exempt income	1,723	1,603	572	557
Net interest income, tax equivalent	$40,798	$38,817	$13,798	$13,093

The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Non-interest expense, as presented	$26,168	$24,971	$9,040	$8,216
Net interest income, as presented	39,075	37,214	13,226	12,536
Effect of tax-exempt interest income	1,723	1,603	572	557
Non-interest income, as presented	10,281	9,347	3,532	3,034
Effect of non-interest tax-exempt income	124	124	41	41
Net securities gains	(15)	(137)	(15)	(1)
Adjusted net interest income plus non-interest income	$51,188	$48,151	$17,356	$16,167
Non-GAAP efficiency ratio	51.12%	51.86%	52.08%	50.82%
GAAP efficiency ratio	53.02%	53.63%	53.94%	52.77%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Average shareholders' equity as presented	$201,655	$184,132	$208,040	$186,399
Less intangible assets	(29,963)	(30,006)	(29,978)	(30,021)
Tangible average shareholders' equity	$171,692	$154,126	$178,062	$156,378

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.